Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement"), dated as of May __, 2015, is by and between _____________ (the “Seller”), and Park City Group, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, Seller owns certain shares of capital stock of ReposiTrak Inc., a Utah corporation (“ReposiTrak”), as more particularly set forth on Schedule A attached hereto (the “ReposiTrak Shares”); and

WHEREAS, Seller desires to sell to the Company such ReposiTrak Shares, and the Company wishes to purchase the ReposiTrak Shares from Seller, on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I – THE SECURITIES

Section 1.1.                      Sale and Purchase of the ReposiTrak Shares.  In reliance upon the representations and warranties made herein, Seller agrees to sell the ReposiTrak Shares to the Company, and the Company agrees to purchase the ReposiTrak Shares from Seller.

Section 1.2.                      Purchase Price.  The aggregate purchase price for the ReposiTrak Shares (the “Purchase Price”) shall be that number of restricted shares of the Company’s common stock, par value $0.01 per share (the “Securities”), as particularly set forth on Schedule A hereto.

Section 1.3.                      Closing.  The closing of the purchase and sale of the ReposiTrak Shares (the “Closing”) shall be June 30, 2015 (the “Closing Date”).  At the Closing, Seller shall (a) deliver to the Company the original certificate representing the ReposiTrak Shares, and (b) deliver an irrevocable notice and instruction to ReposiTrak directing ReposiTrak to cancel the ReposiTrak Shares in the name of Seller, and reissue the same in the name of the Company; and the Company shall deliver to Seller irrevocable instructions to the Company’s transfer agent instructing the transfer agent to issue the Securities to Seller in the amount set forth on Schedule A.

ARTICLE II – REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Company as follows:

Section 2.1.                      Title to ReposiTrak Shares.  Seller holds record and beneficial ownership of the ReposiTrak Shares, free and clear of any and all security interests, pledges, mortgages, liens, charges, encumbrances, adverse claims, restrictions, or other burdens or encumbrances of any kind, other than those restrictions arising from applicable federal and state securities laws or the Articles of Incorporation of ReposiTrak, and the delivery of the ReposiTrak Shares to the Company at the Closing pursuant to this Agreement will transfer to the Company valid legal and beneficial ownership to the ReposiTrak Shares free and clear of all liens, other than those restrictions arising from applicable federal and state securities laws or otherwise described in this sentence.

Section 2.2.                      Power and Authority of Seller.  Seller has all requisite power and authority to execute, deliver and perform this Agreement and to execute and deliver the share certificates or instruments to be executed and delivered pursuant hereto by Seller and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly authorized, executed, and delivered by Seller and constitutes the valid and binding obligation of Seller.

Section 2.3.                      Investment Purpose.  The Securities to be acquired by the Seller are being acquired for investment for such Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (“Securities Act”), and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.  Such Seller does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities in violation of the Securities Act. Such Seller has not been formed for the specific purpose of acquiring the Securities.

Section 2.4.                      Accredited Investor Status.  Seller is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”).

Section 2.5.                      Reliance on Exemptions.  Seller understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Seller set forth herein in order to determine the availability of such exemptions and the eligibility of such Seller to acquire the Securities.

Section 2.6.                      Information.  Seller and its advisors, if any, have been furnished with all materials relating to the business, financial condition, results of operations, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Seller or its advisors, and considered all factors Seller deems material in deciding on the advisability of investing the Securities.  Seller and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Notwithstanding the foregoing representations, neither such inquiries nor any other due diligence investigation conducted by Seller or any of its advisors or representatives shall modify, amend or affect Seller’s right to rely on the Company’s representations and warranties contained in Section 3 below.

Section 2.7.                      No Governmental Review.  Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

Section 2.8.                      Restricted Securities.  Seller understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller’s representations as expressed herein.  Seller understands that the Securities are characterized as “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Seller must hold the Securities indefinitely unless subsequently registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

Section 2.9.                      Legends.   It is understood that, except as provided below, certificates evidencing the Securities may bear the following legend:

“The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

Section 2.10.                      Residency.  If Seller is an individual, then such Seller resides in the state or province identified in the address of such Seller set forth on the signature pages hereto; if such Seller is a partnership, corporation, limited liability company or other entity, then the office or offices of such Seller in which its principal place of business is identified in the address or addresses of such Seller set forth on the signature pages hereto.

Section 2.11.                      Investment Experience.  The Company is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States companies in private placements in the past, and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Company to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Company is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

Section 2.12.                      Broker's Fees.  Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby or based in any way upon arrangements, agreements, or understandings made by or on behalf of Seller hereunder.

ARTICLE III – REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, Seller as follows:

Section 3.1.                      Power and Authority.  The Company has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) is subject to general principles of equity.

Section 3.2.                       Issuance of Securities.  The Securities have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

Section 3.3.                      Absence of Certain Changes.  Since the date of the financial statements contained in the Company’s latest quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“Commission”) (“Financial Statements”), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the Company’s financial condition or results from operations, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s Financial Statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate (as defined in Rule 405 under the Securities Act), except pursuant to the employee benefit plans.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date hereof.

Section 3.4.                      Broker's Fees.  The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated hereby or based in any way upon agreements, arrangements or understandings made by or on behalf of the Company hereunder.

Section 3.5.                      Absence of Conflicting Agreements.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with, or constitute a violation of, any judgment, injunction, order or decree binding upon or applicable to the Company, (ii) require any consent, approval or other action by any third party, or (iii) contravene or conflict with, or constitute a violation of, any agreement to which the Company is a party or by which the Company is bound.

ARTICLE IV – COVENANTS OF THE PARTIES

Section 4.1.                      Further Assurances. At any time or from time to time after the Closing, each of Seller and the Company shall, at the reasonable request and expense of the other party or its counsel (unless such request is occasioned by the breach of a representation, warranty or covenant of the other party, in which case it shall be at the expense of such breaching party), execute and deliver any further instruments or documents and take all such further action in order to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

Section 4.2.                      No Other Representations or Warranties.  Except as set forth in this Agreement, no party is making, or is relying on, any express or implied representations or warranties relating to any party or to the consummation of the transactions contemplated hereby. Each party is making its decision to consummate the purchase and sale of the Securities described herein on the basis of its due diligence investigation of the Company and not on any representation, warranty, statement or information made or communicated (orally or in writing) to by the other party or any affiliate, representative or agent thereof, other than as set forth in this Agreement. The representations and warranties made by Seller and the Company in Article II and Article III, respectively, shall survive the Closing.

ARTICLE V - MISCELLANEOUS

Section 5.1.                      Expenses.  Each party hereto shall pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

Section 5.2.                      Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail, with postage prepaid or (iii) sent by next-day or overnight mail or delivery or sent by telecopy or electronic mail, to the address listed below each party's name on the signature page hereto or at such other address as may be specified in writing to the other parties hereto.  All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered and (iv) if by telecopy or electronic mail, on the next day following the day on which such telecopy was sent, provided that a copy is also sent by certified or registered mail.

Section 5.3.                      Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Utah applicable to agreements made and to be performed wholly within such jurisdiction.

Section 5.4.                      Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each of the other parties hereto.

Section 5.5.                      No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

Section 5.6.                      Amendment; Waivers; Etc.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

Section 5.7.                      Entire Agreement; Confidentiality.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.  Each of the Company and Seller shall maintain the confidentiality of the terms of the transaction described herein unless otherwise required by law or regulatory authority, or other legal process, except that the parties may disclose the terms of the transaction to their respective affiliates, attorneys, accountants and other professionals and in connection with the enforcement of the parties’ respective rights and obligations hereunder.

Section 5.8.                      Counterparts; Facsimile.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The reproduction of signatures by means of telecopying or electronic device shall be treated as though such reproductions are executed originals.

[Remainder of Page Intentionally Left Blank—Signature Pages Follow]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER:

[INSERT NAME OF SELLER]

By:         _____________
Name:    _____________
Title:      _____________

[INSERT ADDRESS OF SELLER]

Seller’s Federal Tax ID No.:  _________________

THE COMPANY:

PARK CITY GROUP, INC.

By:          _____________
Name:  Randy Fields
Title:  Chief Executive Officer

Schedule A

ReposiTrak Shares: _____________________

Purchase Price:  ________ Shares of Park City Group, Inc. Common Stock

PHYSICAL DELIVERY OF CERTIFICATES
Delivery Instructions:

Name in which Securities should be issued: _______________________________________
Address for delivery:
c/o  _______________________________
Street:   ____________________________
City/State/Zip: ______________________
Attention: __________________________
Telephone No.: _____________________